UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on July 31, 2012, the following three matters were submitted to a vote of our stockholders: (1) election of a board of six directors; (2) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013; and (3) a proposal to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2012.

Each of the nominees for election to our Board of Directors (“Board”) was elected to serve on our Board until our 2013 Annual Meeting of Stockholders and until the election and qualification of their respective successors. The results of the vote on the election of directors are shown in the table below.

NOMINEE NAME	FOR	WITHHELD	BROKER NON-VOTES
Scott A. Beaumont	8,458,883	77,834	494,453
James H. Bromley	8,077,838	458,879	494,453
Jack Farber	8,216,638	320,079	494,453
John J. Gavin	8,364,555	172,162	494,453
Rebecca C. Matthias	8,362,582	174,135	494,453
Christopher J. Munyan	8,220,153	316,564	494,453

Our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,729,925	295,393	5,767	85

Our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2012. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,331,522	196,670	8,587	494,454

Item 8.01. Other Events.

On July 31, 2012, we issued a press release announcing that our Board had authorized an additional buy back of 500,000 shares of CSS Common Stock at prices and pursuant to other terms and conditions that our officers deem appropriate, and subject to compliance with applicable regulatory requirements and relevant covenants in our credit facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human
Resources and General Counsel

Date: August 3, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 31, 2012.

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